                                                                       EXHIBIT E

                                                                  Conformed Copy

      ___________________________________________________________________



                         REGISTRATION RIGHTS AGREEMENT

                         dated as of December 1, 1998

                                 by and among

                            TELENOR EAST INVEST AS,

                         DR. DMITRI BORISOVICH ZIMIN,

                                GLAVSOTKOM LLC,

                THE FUND FOR NON-COMMERCIAL PROGRAMS "BEE LINE"

                                      and

               OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"

      ___________________________________________________________________

     REGISTRATION RIGHTS AGREEMENT dated as of December 1, 1998 by and among TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway ("Telenor"), DR. DMITRI BORISOVICH ZIMIN, a Russian citizen ("Dr. Zimin"), GLAVSOTKOM LLC, a limited liability company organized and existing under the laws of the Russian Federation ("Glavsotkom"), THE FUND FOR NON-COMMERCIAL PROGRAMS "BEE LINE", a non-commercial organization organized and existing under the laws of the Russian Federation (the "Bee Line Fund"), and OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation (the "Company").

     WHEREAS, Telenor has agreed to purchase 8,902,201 shares of common stock of the Company on and subject to the terms and conditions of the Primary Agreement dated as of December 1, 1998 between Telenor and the Company (the "Primary Agreement");

     WHEREAS, Dr. Zimin, Glavsotkom and the Bee Line Fund beneficially own shares of capital stock of the Company; and

     WHEREAS, Telenor, Dr. Zimin, Glavsotkom and the Bee Line Fund desire to enter into this Agreement to provide for, among other things, certain rights and obligations of the Parties relating to their respective ownership of the Shares (as hereinafter defined);

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                 ARTICLE I    DEFINITIONS AND INTERPRETATION

1.01 Definitions
     -----------

     As used herein, the following terms shall have the following meanings:

     "Agreement" shall mean this Registration Rights Agreement.

     "ADSs" shall mean the Company's American Depositary Shares, each representing three-quarters (3/4) of one (1) share of Common Stock, which are currently listed on The New York Stock Exchange. Inc.

     "Bee Line Fund" shall have the meaning specified in the preamble hereto.

     "Board" shall mean the Board of Directors of the Company.

     "Class B Preferred Stock" shall mean Class B cumulative preferred stock (Priviligirovannye kumulyativnye akstii tipa B) of the Company.

     "Common Stock" shall mean common stock of the Company.

     "Company" shall have the meaning specified in the preamble hereto.

     "Controlled Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse, any one of whom has the same home as such individual, and any trust or estate for which such individual serves as a trustee or in a similar capacity or in which such individual has a substantial beneficial interest and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person which owns, directly or indirectly, more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Demand" shall have the meaning specified in Section 3.01(a).

     "Depositary" shall mean The Bank of New York, as depositary, under the Deposit Agreement dated as of November 20, 1996 between and among the Company, the Depositary and the owners and beneficial owners from time to time of the Company's American Depositary Receipts.

     "Dr. Zimin" shall have the meaning specified in the preamble hereto.

     "Endorsement" shall mean an endorsement to this Agreement in the form of Exhibit A hereto.

     "Escrow Agreement" shall mean the Escrow Agreement dated December 1, 1998 between and among the Company, Telenor and Den norske Bank ASA, as Escrow Agent.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "First Board Date" shall mean the date of the first meeting of the Board at which duly appointed designees of Telenor are sitting on the Board.

     "Glavsotkom" shall have the meaning specified in the preamble hereto.

     "GMS" shall mean the general meeting of the shareholders (obschee sobraniye aktsionerov) of the Issuer, as defined in Article 9 of the Company's charter.

     "Guarantee Agreement" shall mean the Guarantee Agreement dated as of December 1, 1998 between Telenor AS and the Company.

     "Holder" shall mean the Telenor Shareholders, the Significant Zimin Shareholders and such of their respective successors, assigns and transferees that acquire Registrable Securities, directly or indirectly, from them, in each case, in accordance with Section 3.03(c).

     "Indemnified Party" shall have the meaning specified in Section 3.04(c).

     "Indemnifying Party" shall have the meaning specified in Section 3.04(c).

     "New Securities" shall mean any capital stock of the Company, whether authorized, and any rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock.

     "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

     "Primary Agreement" shall have the meaning specified in the first recital hereto.

     "Principal Agreements" shall mean this Agreement, the Primary Agreement, the Escrow Agreement, the Shareholders Agreement, the Guarantee Agreement and the Service Obligation Agreements (as defined in the Primary Agreement).

     "Purchaser's Shares" shall mean Eight Million Nine Hundred Two Thousand Two Hundred One (8,902,201) shares of Common Stock, to be purchased by Telenor on and subject to the terms and conditions of the Primary Agreement.

     "Register", "Registered", and "Registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean ADSs or shares of Common Stock (excluding any warrants or other securities convertible into Common Stock) that any Holder may own (whether now owned or acquired after the date hereof), other than ADSs or shares of Common Stock acquired by such Holder under circumstances where the resale of such ADSs or shares by such Holder would not require registration under the Securities Act. As to any ADSs or shares of Common Stock which are Registrable Securities, such ADSs or shares shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such ADSs or shares, as the case may be, shall have become effective under the Securities Act , (b) such ADSs or shares shall have been distributed pursuant to Rule 144, Rule 144A, Rule 145 or any similar provision then in force, under the Securities Act, and the transferee(s) thereof have not become party to this Agreement in accordance with Section 3.03, (c) such ADSs or shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such ADSs or shares shall not require registration or qualification of such ADSs or shares under the Securities Act or any state securities laws then in force, (d) the sale of such ADSs or shares by such Holder shall no longer require registration under the Securities Act or (e) such ADSs or shares shall cease to be outstanding. So long as the Company maintains its registration with the SEC of the ADSs, Registrable Securities consisting of Shares shall be deposited with the Depositary and registration made of ADSs (for sale thereof in a public offering), and not shares of Common Stock, under this Agreement.

     "Registration Expenses" shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, depositary fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expenses of any regular or special audits incident to or required by any such registration, but excluding (a) Selling Expenses , (b) the compensation of regular employees of the Company (which shall be paid in any event by the Company) and (c) the premiums in respect of the insurance policy described in Section 3.04 (e).

     "Rule 144", "Rule 144A" and "Rule 145" shall mean Rules 144, 144A and 145, and any successor rules thereto, as promulgated by the SEC under the Securities Act.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (which shall, in any event, be paid by such Holder).

     "Shareholders Agreement" shall mean the Shareholders Agreement dated as of December 1, 1998 between and among Telenor, the Significant Zimin Shareholders, Augie Fabela, II and Geneva Investment Trust I, L.L.C.

     "Shares" shall mean shares of common stock or preferred stock of the Company, as the case may be.

     "Significant Zimin Shareholders" shall mean Dr. Zimin, the Bee Line Fund and Glavsotkom.

     "Specified Percentage" shall mean, with respect to Telenor or the Zimin Shareholders, twenty-five percent (25%) plus one (1) share of the voting capital stock of the Company.

     "Strategic Investor" shall mean any Person which derives at least fifteen per cent (15%) of its revenues, on a consolidated basis with its affiliates, from operations in the telecommunications industry, other than the Purchaser or its Controlled Affiliates.

     "Telenor" shall have the meaning specified in the preamble hereto.

     "Telenor Shareholder" shall mean Telenor and any Controlled Affiliate of Telenor which acquires Registrable Securities in accordance with this Agreement.

     "Third Person" shall mean any person who is not a Telenor Shareholder or a Zimin Shareholder.

     "transfer" shall mean any transfer, sale, assignment, conveyance, pledge or other disposition, as the case may be.

     "UNCITRAL Rules" shall have the meaning specified in Section 6.09.

     "Zimin Shareholders" shall mean (a) during Dr. Zimin's lifetime, Dr. Zimin and any Controlled Affiliate of Dr. Zimin which is or becomes a party to this Agreement in accordance with Section 3.03(c), and (b) after Dr. Zimin's death or incapacity, any Person which was, at the time of Dr. Zimin's death or incapacity, a Controlled Affiliate of Dr. Zimin and a party to this Agreement.

1.2  Interpretation
     --------------

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b) words of any gender shall include each other gender;

     (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (d) a reference to any Article, Section, Schedule or Exhibit is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

     (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, amendment and restatement, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

     (f) a reference to any agreement, instrument, Contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto; and

      (g) a reference to any Person shall include such Person's successors, permitted assigns and permitted transferees under any agreement, instrument, Contract or other document.

                                  ARTICLE II
                             TRANSFER RESTRICTIONS
                    AND COMPLIANCE WITH THE SECURITIES ACT

2.01 Restrictions on Transfer by the Telenor Shareholders
     ----------------------------------------------------

     (a) Telenor shall not transfer any Shares for a period of one (1) year after the date of the execution of the Primary Agreement (other than to another Telenor Shareholder which becomes a Party to this Agreement in accordance with
Section 3.03); and

     (b) Following the period specified in Section 2.01(a), neither Telenor nor any of the Telenor Shareholders shall transfer any Shares other than:

        (i) pursuant to a registration statement with respect to a public offering by Telenor of ADSs (in which case, Telenor shall have the right to transfer the underlying shares of Common Stock to the Depositary) which has been declared effective under the Securities Act in accordance with Section 3.01 or
Section 3.02 of this Agreement or under Section 3.04 of the Shareholders Agreement; or

        (ii) in any transaction which is exempt from the registration requirements of the Securities Act, provided that:

            (A) if on the date of any proposed transfer of a number of Shares equal to or greater than the Specified Percentage of the Shares by the Telenor Shareholders to any Third Person (1) the Shareholders Agreement is then in effect and (2) the Zimin Shareholders own, directly or indirectly, at least the Specified Percentage of Shares, the Telenor Shareholders shall not transfer any Shares to such Third Person, unless Telenor has given the Zimin Shareholders at least thirty (30) days' prior written notice of such proposed transfer in accordance with Section 7.10 of the Shareholders Agreement and Section 2.03 of this Agreement and obtained the prior written consent of the applicable Zimin Shareholder thereto in accordance with Section 3.01 of the Shareholders Agreement; and

            (B)  Reserved.

            (C) the Telenor Shareholders shall not transfer any Shares to any Third Person (other than the Depositary in connection with the conversion of Shares to ADSs) if such Third Person is on the date of such transfer, or will be, after giving effect to such transfer, a holder of ten percent (10%) or more of the Common Stock, unless Telenor has given the Company at least thirty (30) days' prior written notice of such proposed transfer in accordance with Section
2.03 of this Agreement and obtained the prior written consent of the Company thereto, as evidenced by an extract from the Board Protocol.

2.02 Standstill
     ----------

     So long as the Zimin Shareholders own at least the Specified Percentage of Shares, neither Telenor nor any of its Controlled Affiliates shall, without the prior written consent of (a) during his lifetime, Dr. Zimin and (b) after Dr. Zimin's death or incapacity, the Bee Line Fund, increase its or their holding(s) of shares of Common Stock, either directly or indirectly, above the Specified Percentage, as determined in the aggregate for all such Holders.

2.03 Notice of Proposed Transfers
     ----------------------------

     At least 30 days prior to any proposed transfer of any Shares pursuant to
Section 2.01(b)(ii), Telenor shall give written notice to the Company of the intention of any Telenor Shareholder to effect such transfer. Each such notice shall identify the proposed transferee and the beneficial owner(s) of such proposed transferee, describe the shares, if any, of capital stock in any telecommunications company owned by such transferee (and its affiliates) and such beneficial owner(s) and describe the manner and circumstances of the proposed transfer in sufficient detail and, if the Company reasonably so requests, shall be accompanied, at Telenor's expense, by either (a) an unqualified opinion of counsel reasonably acceptable to the Company, which opinion shall be addressed to the Company, to the effect that such proposed transfer may be effected without registration under the Securities Act or (b) a "no action" letter from the SEC to the effect that such proposed transfer will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon, subject to Section 2.01(b)(ii), such Telenor Shareholder shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by Telenor to the Company.

2.04 Effect of Transfers
     -------------------

     In the event of any transfer by the Telenor Shareholders of the Specified Percentage of Shares effected in accordance with Section 2.01(b)(ii)(A) or (B), the transferee shall receive and hold any and all Shares so transferred subject to the terms and conditions of this Agreement and all of the obligations, if any, of the transferor hereunder, and shall forthwith execute and deliver to the Company an Endorsement. In the event that the Telenor Shareholders shall effect a transfer of all of their Shares in accordance with Section 2.01(b)(ii)(A) or
(B), the Telenor Shareholders shall, after giving effect to such transfer, cease to be a party to, or bound by the terms of, this Agreement. In the event of any transfer of Shares or ADSs in an amount less than the Specified Percentage by Telenor or any of its Controlled Affiliates, or by any of the Zimin Shareholders or any of their respective Controlled Affiliates, to any Third Person who is not a Controlled Affiliate of any of the parties to this Agreement, the transferee shall not be entitled to any rights, nor subject to any obligations, under this Agreement.

                 ARTICLE III  REGISTRATION RIGHTS

3.01 Demand Registration
     -------------------

     (a) Exercise of Demand. At any time commencing one (1) year after the date
         ------------------
of execution of the Primary Agreement, or earlier as may be agreed by the parties hereto, if the Company shall receive from a Holder a written request sent and delivered in accordance with Section 6.02 (a "Demand") that the Company effect any registration with respect to the Registrable Securities under the Securities Act, the anticipated aggregate offering price of which exceeds US$20,000,000, the Company will, as soon as practicable after receipt of such Demand, use its best efforts to effect such registration (including, without limitation, by filing a registration statement (and executing an undertaking to file any amendments thereto) covering the Registrable Securities so requested to be registered, qualifying such Registrable Securities under applicable blue sky or other securities laws of any state of the United States of America to the extent set forth herein and complying with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.01:

        (i) within six (6) months after the effective date of a prior registration statement effected in response to a request from any Holder pursuant to this Section 3.01(a) or within six (6) months after the effective date of any other registration statement effected by the Company for a public offering of ADSs or Shares;

        (ii) if at such time such Holder and its Controlled Affiliates hold Shares representing less than ten percent (10%) of the Company's issued and outstanding voting capital stock; or

        (iii) if at such time the Company has, in response to requests from such Holder and such Holder's predecessors in interest pursuant to this Section 3.01(a), effected the registration of Registrable Securities and has sold such Registrable Securities on at least three (3) prior occasions; provided that, (A) for purposes of determining the number of demand registrations effected by a Holder and its predecessors in interest, the Telenor Shareholders and Persons acquiring Registrable Securities directly or indirectly from the Telenor Shareholders shall count as one Holder and the Zimin Shareholders and Persons acquiring Registrable Securities directly or indirectly from the Significant Zimin Shareholders shall count as one Holder, and (B) except as set forth in
Section 3.03(a), if the Company withdraws a registration of Registrable Securities at the request of any Holder originally demanding registration under this Section 3.01(a) at any time after the filing of a registration statement in response to such demand that is a matter of public record at the SEC, then such withdrawn registration statement shall count as a registration by such Holder.

     (b) Limitations on Subsequent Registration Rights.  The Company shall not
         ---------------------------------------------
enter into any agreement with any holder or prospective purchaser of any securities of the Company that would allow such holder or prospective purchaser to require the Company to include shares or securities in any registration initiated under this Section 3.01, nor shall the Company include any shares or securities for its own account, without the prior written consent of Telenor and the Zimin Shareholders.

     (c) Underwriting.  The Company (together with the Holder(s) proposing to
         ------------
distribute Registrable Securities through such underwriting) shall, upon request of the lead managing underwriter selected for such underwriting by the Company (which lead managing underwriter shall be reasonably acceptable to the Holders of a majority of the Registrable Securities proposed to be sold in such offering), enter into any reasonable agreement requested by such lead managing underwriter in connection with the offering, including, but not limited to, an underwriting agreement in customary form with such lead managing underwriter; provided, however, that (a) the Holder(s) shall be permitted to select a co-managing underwriter for such offering which co-managing underwriter shall be reasonably acceptable to the Company; and (b) in no event shall the Company be required to include shares for its own account in such offering. If a Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the lead managing underwriter.

3.02 Piggy-Back Registration
     -----------------------

     (a) Exercise.  Each of the Telenor Shareholders and the Significant  Zimin
         --------
Shareholders shall have the piggyback registration rights set forth in this
Section 3.02 provided that (i) as a prerequisite to any Telenor Shareholder having such rights, the Telenor Shareholders shall, at the time of the exercise of such rights, hold ADSs or Shares representing not less than ten percent (10%) of the issued and outstanding voting capital stock of the Company, and (ii) as a prerequisite to any Significant Zimin Shareholder having such rights, the Significant Zimin Shareholders shall, at the time of the exercise of such rights, hold ADSs or Shares representing not less than ten percent (10%) of the issued and outstanding voting capital stock of the Company. If at any time after the fourth anniversary of the date of execution of the Primary Agreement the Company shall propose to register any of its securities in connection with the underwritten offering and sale thereof for cash, either for its own account or the account of another Person exercising demand registration rights (including, without limitation, any other Holder) other than (i) a registration relating solely to an employee benefit plan, or (ii) a registration relating solely to a Rule 145 transaction, then, provided that at such time such Holder is eligible for piggyback registration rights in accordance with the immediately preceding sentence, the Company shall:

        (i) promptly give Telenor and the Significant Zimin Shareholders written notice thereof; and

        (ii) include in such registration (and any related qualification under blue sky laws or other applicable laws and regulations with which the Company is required to comply), and in any underwriting relating thereto, all of the Registrable Securities specified in a written request (which in any one request, shall not exceed fifty percent (50%) of the ADSs or Shares owned in the aggregate by the Telenor Shareholders or the Significant Zimin Shareholders, as applicable, at such time), made within thirty (30) calendar days after delivery of such written notice by the Company.

     (b) Underwriting. The right of the Telenor Shareholders and the Significant
         ------------
Zimin Shareholders to registration pursuant to this Section 3.02 shall be conditioned upon their participation in the underwriting described in Section 3.02(a) and the inclusion of Registrable Securities in such underwriting to the extent provided herein. The Holders proposing to sell Registrable Securities shall (together with the Company and any other Person distributing securities through such underwriting) enter into an underwriting agreement in customary form with the lead managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.02, if the lead managing underwriter advises the Company in writing that, in the opinion of the lead managing underwriter, the number of Registrable Securities requested to be included in such registration exceeds the number of ADSs which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of ADSs offered in such offering, the lead managing underwriter may limit the Registrable Securities to be included in such registration to the number of Registrable Securities requested to be included in such registration which, in the opinion of the lead managing underwriter, can be sold without having such adverse effect. In the event the lead managing underwriter so advises the Company, the Company shall so advise the Holders proposing to sell Registrable Securities (and any other Person distributing securities through such underwriting), and the Company will include in such registration to the extent of the amount of the securities which the lead managing underwriter advises the Company can be sold in such offering in the following priority: (i) first, the securities proposed by the Company to be sold for its own account; and (ii) second, any Registrable Securities and other securities of the Company requested to be included in such registration by the Holders and any such other Person, as nearly as practicable, pro rata to the amounts of Registrable Securities requested by each Holder and each such other Person to be included in the offering at the time of filing of the registration statement. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the lead managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     (c) Right to Terminate Registration.  The Company shall have the right to
         -------------------------------
terminate or withdraw any registration initiated by the Company under this
Section 3.02 prior to the effectiveness of such registration, whether or not any eligible Holder has elected to include securities in such registration.

3.03 Expenses of Registration; Transfer
     ----------------------------------

     (a) All Registration Expenses incurred in connection with any registration pursuant to Section 3.01 shall be borne by the Holder requesting such registration. All Registration Expenses incurred in connection with any registration pursuant to Section 3.02 shall be shared equally by the Company, on the one hand, and by the Holders and any other Person participating in such registration, on the other. The Holders and any other Person participating in such registration shall bear all such Registration Expenses pro rata to the number of Shares and Registrable Securities which have been registered. Notwithstanding the foregoing, however, if any Holder withdraws from a registration because such Holder has learned of a material adverse change in the financial condition, business or prospects of the Company which was not known to such Holder at the time of its request and the Company willfully failed to disclose such material adverse change to such Holder, then such Holder shall not be required to pay any of said Registration Expenses or to forfeit a right to demand registration, provided, however, that if a material adverse change in the financial condition, business or prospects of the Company occurs after a request for registration has been made by such Holder, such material adverse change is due to circumstances beyond the Company's and such Holder's control, is disclosed by the Company to such Holder and results in such Holder withdrawing from such registration, then all Registration Expenses incurred in connection with such registration shall be borne by such Holder, in the proportion it would otherwise have been liable for under this Agreement.

     (b) Notwithstanding the provisions of Section 3.03(a), if, as a condition of registration, qualification or compliance of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in an offering to which this Agreement applies, it is required that offering expenses be allocated in a manner different from that provided in
Section 3.03(a), the offering expenses shall be allocated in whatever permitted manner is most nearly in compliance with the provisions of this Agreement.

     (c) The rights to cause the Company to register the Registrable Securities pursuant to Section 3.01 and, in the case of any Holder other than a Significant Zimin Shareholder or its successors, assigns or transferees, Section 3.02, may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder, provided that:

        (i) such transfer may only be effected in accordance with applicable securities laws;

        (ii) such Holder and such transferee shall comply with the requirements of Article II of this Agreement, including the obligation of the transferee to execute and deliver to the parties hereto an Endorsement; and

        (iii) such transferee or assignee:

              (A) is a Controlled Affiliate of such Holder; or

              (B) acquires from such Holder at least the Specified Percentage of Shares in accordance with the Shareholders Agreement.

3.04 Indemnification
     ---------------

     (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each Person controlling such Holder (within the meaning of Section 15 of the Securities Act), with respect to which registration, qualification or compliance has been effected pursuant to this Article III, and each underwriter, if any, and each Person who controls any underwriter (within the meaning of Section 15 of the Securities
Act), against all expenses, claims, Losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse or pay for the account of each Holder, each of its officers and directors, each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, Loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, Loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, such controlling person or underwriter and stated to be specifically for use therein.

     (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act), and any other Person participating in such registration, each of its officers and directors and each Person controlling (within the meaning of Section 15 of the Securities Act) such Person participating in such registration, against all claims, Losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such Persons, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, Loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided however that the liability of such Holder for indemnification under this Section 3.04(b) shall not exceed the gross proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

     (c) Each party entitled to indemnification under this Section 3.04 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) The obligations of the Company and each Holder under this Section 3.04 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement.

     (e) The Company shall obtain, and each Holder and each other Person participating in a registration (including, without limitation, if it is participating in such registration, the Company) shall pay its ratable share of the cost of, an insurance policy, naming as insureds each of the Indemnified Parties eligible for indemnification by the Company under Section 3.04(a), which insurance policy shall provide coverage in an amount of not less than thirty-five percent (35%) of the aggregate monetary face value of the offering to which such registration relates, insuring such insureds against any of the expenses, claims, Losses, damages or liabilities (or actions in respect thereof) for which the Company is obligated to indemnify any Indemnified Party under Section 3.04(a). Notwithstanding any other provision in this Agreement, the Company will be obligated to indemnify any Indemnified Party eligible for indemnification under Section 3.04(a) only to the extent payments under such insurance policy are insufficient to hold harmless such Indemnified Party in respect of any such expenses, claims, Losses, damages or liabilities (or actions in respect thereof).

3.05 Information to be Provided by Holders
     -------------------------------------

     Each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

3.06 Obligations of the Company
     --------------------------

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as soon as practicable:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act until the earlier of (i) the disposition of all securities covered by such registration statement and (ii) 120 days after the effective date thereof.

     (c) Furnish to each Holder such numbers of copies as it may reasonably request, in order to facilitate the disposition of Registrable Securities owned by it, of any prospectus or preliminary prospectus prepared in conformity with the Securities Act.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by any Holder; provided, however, that the Company shall not be required to qualify any such securities under the laws of any jurisdiction where such qualification would require the qualification of the Company to transact business in such jurisdiction (which qualification would not otherwise be required).

     (e) Notify each Holder at any time when a prospectus relating to a registration of Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (f) Furnish, at the request of any Holder, on the date that any Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement, with respect to such securities, becomes effective, (i) an opinion dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holder and (ii) a letter dated such date, from independent certified public accountants of the Company in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holder. Any opinion or letter given shall be subject to all of the qualifications, exceptions and conditions appropriate to the then existing circumstances.

     (g) Maintain a depositary for the ADSs and a registrar for the Common
Stock.

     (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

     (i) Use its best efforts to maintain the listing of the ADSs on a national securities exchange in the United States of America and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of the Registrable Securities is then permitted under the rules of such exchange.

     (j) Make available for inspection and copying by each Holder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

     (k) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

     (l) Make such representations and warranties to each Holder and the underwriters as are customarily made by issuers to underwriters and selling shareholders, as the case may be, in secondary underwritten public offerings.

     (m) Furnish to each Holder, upon request by such Holder, a copy of all documents filed and all correspondence from or to the SEC in connection with the registration statement and the offering to which it relates.

     (n) Use its best efforts to obtain all necessary approvals from the National Association of Securities Dealers, Inc. in connection with any such offering.

3.07 Rule 144 Reporting
     ------------------

     With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, at all times at which the Company has had securities registered pursuant to Section 12 of the Exchange Act for the preceding ninety (90) days, the Company agrees to use its best efforts to:

      (a) make and keep public information available, as such terms are understood and defined in Rule 144 under the Securities Act;

      (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

      (c) so long as any Holder owns any ADSs or Shares, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Shares without registration.

3.08  Standoff Agreement
      ------------------

      Each Holder agrees in connection with any registration of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such underwriters, provided that each of the Company's officers and directors shall have agreed to be bound by the same restrictions in connection with such public offering.

3.09  Currency of Registration and Public Information
      -----------------------------------------------

      In case any Registrable Securities are registered pursuant to this Agreement the Company will maintain the currency of all registration and other public information required by law until all Registrable Securities have been sold or as may otherwise be specified in any underwriting agreement applicable to such offering, provided, however, that if, at any time during the effectiveness of such registration, the Board of Directors determines in good faith that the public disclosure of any such information would be seriously detrimental to the Company, then (a) the Company will so inform each Holder and will be relieved of its obligation to maintain the currency of the registration and other public information required in connection with sales of the Registrable Securities during the period in which the determination of the Board of Directors continues to apply and (b) the period during which the Company is obligated to maintain the currency of the registration and other public information will be extended by one day for each day during which it is relieved of such obligation.

                    ARTICLE IV     COVENANTS OF THE COMPANY

      The Company hereby covenants and agrees that, for so long as this Agreement remains in effect:

      (a) Without prejudice to any rights of Telenor under the Primary Agreement, so long as Telenor has not sold or otherwise transferred any of the Purchaser's Shares, if after the Closing Date any Person makes a bona fide and otherwise valid claim (as determined by the Board in its reasonable discretion) to an ownership right, which right arose before the First Board Date, to any shares of voting capital stock of the Company, as a direct result of the exercise of which right the Purchaser's Shares subscribed for by Telenor under the Primary Agreement constitute less than twenty-five percent (25%) plus one share of the then outstanding voting capital stock of the Company, then, upon the request of Telenor, the Company shall cause Telenor to be offered the opportunity to purchase Common Stock or ADSs representing a sufficient number of shares of voting capital stock of the Company (at the then fair market value thereof (as defined below)) such that, after giving effect to such purchase, Telenor shall own in the aggregate twenty-five percent (25%) plus one share of the then outstanding voting capital stock of the Company. For purposes of this paragraph, the fair market value of such Common Stock or ADSs shall be calculated based on the weighted average market value of the ADSs on the New York Stock Exchange during the thirty (30) trading daYs immediately preceding the date on which the Board determined that such ownership claim was bona fide and otherwise valid, calculated on the basis of the closing price per ADS on each such trading day. Any offer made to Telenor pursuant to this Article IV(a) must be accepted within five Business Days and, if not accepted within such period, shall thereafter expire, and payment in full in US Dollars for the offered Common Stock or ADSs shall be made within five Business Days of such acceptance against delivery of certificates representing such Common Stock or ADSs.

      (b) Telenor shall have the right, but not the obligation, to request that the Company instruct the National Registry Company to indicate in the share register of the Company that the Shares held by the parties to the Shareholders Agreement are subject to restrictions on transfer and certain other encumbrances pursuant to this Agreement and the Shareholders Agreement.

                      ARTICLE V     COVENANTS OF TELENOR

      Telenor hereby covenants and agrees that:

5.01  Public Offering
      ---------------

      For the period commencing on the first anniversary of the date of execution of the Primary Agreement and ending on the fourth anniversary thereof,
(a) so long as the Telenor Shareholders own any Shares and (b) provided that any decision of the Board or the shareholders of the Company to issue New Securities permits Telenor to purchase such New Securities (i) in an amount sufficient to maintain the ownership by the Telenor Shareholders of the Specified Percentage of Shares if at such time the Telenor Shareholders, in the aggregate, own at least the specified Percentage of Shares and (ii) on the same terms and conditions as other purchasers of such New Securities, Telenor shall vote (and shall cause the Telenor Shareholders to vote) such Shares in favor of any issuance of New Securities which are to be offered to the public (and not to a Strategic Investor if such Strategic Investor is on the date of such offering or will be after giving effect to a purchase in such offering a holder of ten percent (10%) or more of the voting capital stock of the Company) pursuant to a registration statement which has been declared effective under the Securities Act (regardless of whether the offering of such New Securities is registered with the Russian Federal Commission on Securities Markets as an open subscription or a closed subscription under Russian law).

5.02  Preferred Stock
      ---------------

      So long as the Telenor Shareholders own any Shares, provided that (a) the Class B Preferred Stock is issued solely to Dr. Zimin or the Bee Line Fund, has substantially the same terms and conditions as are set forth in Schedule 1, and, by the terms of the applicable subscription agreement, is non-transferable, and
(b) Telenor receives at least thirty (30) days prior to the date of a vote by the shareholders of the Company on the issuance of the Class B Preferred Stock an opinion of counsel to the Company, in form and substance reasonably satisfactory to Telenor, confirming that (i) after giving effect to the issuance of the Class B Preferred Stock, there will be no material adverse effect on the veto rights of a holder of the Specified Percentage of Shares on any decision requiring a shareholder vote under then applicable Russian law and (ii) the terms and conditions of the Class B Preferred Stock are substantially the same as those set forth in Schedule 1, Telenor shall vote (and shall cause the Telenor Shareholders to vote) all Shares owned by the Telenor Shareholders in favor of the approval of the issuance of the Class B Preferred Stock.

5.03  Compliance with Trading Policy
      ------------------------------

      During the period in which Telenor is an affiliate (as such term is defined in the Securities Act) of the Company, Telenor shall at all times comply, and shall cause each of the Telenor Shareholders to comply, with (a) the Company's policy relating to trading activities involving or affecting the Company's securities, as in effect from time to time, and (b) applicable law relating to the holding or transfer of such securities.

                         ARTICLE VI     MISCELLANEOUS

6.01  Term
      ----

      This Agreement shall take effect on the date hereof and remain in effect until the earliest of:

      (a) the date on which parties hereto agree in writing to the termination of this Agreement;

      (b) as to all rights and obligations of the Telenor Shareholders under this Agreement, the date on or after January 29, 2000 on which the Telenor Shareholders own, in the aggregate, ADSs or Shares representing less than ten percent (10%) of the issued and outstanding voting capital stock of the Company;

      (c) as to all rights and obligations of the significant Zimin Shareholders under this Agreement, the date on which the Significant Zimin Shareholders, in the aggregate, own ADSs or Shares representing less than ten percent (10%) of the issued and outstanding voting capital stock of the Company; and

      (d) the date on which a meeting of the shareholders of the Company is held at which a vote of such shareholders is conducted concerning the transactions specified in Section 5.04(a) of the Primary Agreement and such shareholders fail to approve such transactions;

provided, however, that the obligations set forth in Section 5.03(b) hereof shall survive any such termination of this Agreement described in this Section 6.01.

6.02  Notices
      -------

      (a) All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by facsimile or by hand in writing and transmitted by facsimile or courier and delivered to the "Address for Notices" specified below or at such other address as shall be designated by such Shareholder in a notice to each other Shareholder party hereto:

      If to Telenor, to:

          Telenor East Invest AS
          Keysers Gate 13
          N-0130 Oslo
          Norway

          Facsimile No.: +47-22-77-99-09
          Attn: Henrik Torgersen

      with a copy to:

          Advokatene i Telenor
          Universitatsgaten 2
          N-0130 Oslo
          Norway

          Facsimile No.: +47-22-11-44-61
          Attn: Kaare M. Risung

      If to Dr. Zimin, Glavsotkom, the Bee Line Fund and/or any other Zimin Shareholder, to:

          10-12, 8th March Street

          125683, Moscow, Russian Federation


          Facsimile No.: +7 095 755-3682

          Attn: Dr. Dmitry B. Zimin

      If to the Company, to:

          Open Joint Stock Company "Vimpel-Communications"
          10-12, Ulitsa 8-Marta
          125683, Moscow
          Russian Federation

          Facsimile No.: +7095-755-3682
          Attn:  Georgy Silvestrov
                 General Counsel

      With a copy to:

          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          Ducat Place II
          7 Ulitsa Gasheka
          123056, Moscow
          Russian Federation

          Facsimile No.: +7095-974-2412
          Attn: Melissa J. Schwartz

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given and shall be effective when transmitted by facsimile, personally delivered or, in the case of any notice delivered by courier, upon receipt, in each case, given or addressed as aforesaid.

      (b) Any Demand made by a Telenor Shareholder or a Zimin Shareholder pursuant to Section 3.01(a) shall be delivered by courier (i) to the Company and
(ii) to Telenor, if such Demand is made by a Zimin Shareholder, or to Dr. Zimin (provided that, after Dr. Zimin's death or incapacity, such Demand shall be sent to the Bee Line Fund), if such Demand is made by a Telenor Shareholder. A Demand shall be effective for all purposes (including, without limitation, for purposes of determining when such Demand was exercised) as of the date and time of the acceptance by such courier of such Demand (as evidenced by an original receipt indicating such date and time) for delivery to Dr. Zimin or Telenor, respectively, in accordance with this Section 6.02(b).

6.03  Entire Agreement
      ----------------

      This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

6.04  Waiver
      ------

      Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

6.05  Amendment
      ---------

      This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

6.06  No Assignment; Binding Effect; No Third Party Beneficiary
      ---------------------------------------------------------

      Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except for assignments and transfers in accordance with the terms of this Agreement. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 3.04.

6.07  Headings
      --------

      The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.08  Invalid Provisions
      ------------------

      If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

6.09  Arbitration; Waiver of Sovereign Immunity
      -----------------------------------------

      (a) Any and all disputes and controversies arising under, relating to, or in connection with, this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules (the "UNICITRAL Rules") in accordance with the following terms and conditions:

          (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          (ii) Any party to this Agreement may refer a matter to arbitration by written notice to the other parties.

          (iii)  The place of the arbitration shall be Stockholm, Sweden.

          (iv) The claimant party shall appoint one (1) arbitrator and the respondent party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator, in accordance with the UNCITRAL Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the Arbitration Institute of the Sweden Chamber of Commerce, Stockholm.

          (v) The English language shall be used as the written and spoken language for the arbitration and all matters connected with all references to arbitration.

          (vi) The decision of the arbitrators shall be made by majority vote and shall be in writing.

          (vii) The decision of the arbitrators shall be final and binding on the parties to this Agreement, save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

          (viii) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the Person and assets of the losing party in any jurisdiction.

      (b) In the event any dispute is submitted to arbitration pursuant to
Section 6.09(a), the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 6.09.

      (c) Except for arbitration proceedings pursuant to Section 6.09(a) above, no action, lawsuit or other proceeding (other than a proceeding to compel arbitration or to enforce any arbitration decision) shall be brought by or between the parties to this Agreement and/or any of their Controlled Affiliates in connection with any matter arising out of or in connection with this Agreement.

      (d) Each Shareholder hereby represents and warrants that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each Shareholder hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of such other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets or enforceability of judicial or arbitral awards.

6.10  Governing Law
      -------------

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, applicable to contracts executed and performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof which would result in the application of a different law.

6.11  Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

6.12  Consent to Jurisdiction and Service of Process
      ----------------------------------------------

      The Company hereby irrevocably appoints, each Zimin Shareholder hereby irrevocably appoints, and each Telenor Shareholder hereby irrevocably appoints, CT Corporation System, located on the date hereof at 1933 Broadway, New York, NY 10019, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the other Principal Agreements or any of the transactions contemplated hereby or thereby and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the party effecting such service shall also deliver a copy thereof to each other party at the address and in the manner specified in Section 6.02. The Company, each Zimin Shareholder and each Telenor Shareholder will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in any such action, suit or proceeding arising out of or relating to this Agreement or any of the other Principal Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in Section 6.09 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

      IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by each party hereto as of the day and year first above written.


                              Telenor
                              -------

                              TELENOR EAST INVEST AS


                              By /s/ Henrik Torgersen
                                 --------------------
                                Name: Henrik Torgersen
                                Title: Attorney-in-Fact


                              The Zimin Shareholders
                              ----------------------


                              /s/ Dr. Dmitri Borisovich Zimin
                              -------------------------------
                              DR. DMITRI BORISOVICH ZIMIN


                              GLAVSOTKOM LLC


                              By /s/ D. B. Zimin
                                ----------------
                                Name:  D. B. Zimin
                                Title: General Director

                              By /s/ V. M. Bychenkov
                                --------------------
                               Name:  V. M. Bychenkov
                               Title: Chief Accountant


                              THE FUND FOR NON-COMMERCIAL PROGRAMS "BEE LINE"


                              By /s/ Konstantin I. Ashitkov
                                 --------------------------
                               Name:  Konstantin I. Ashitkov
                               Title: Executive Director


                              By /s/ V. M. Bychenkov
                                ---------------------------
                               Name:  V. M. Bychenkov
                               Title: Chief Accountant

                              The Company
                              -----------



                              OPEN JOINT STOCK COMPANY
                              "VIMPEL-COMMUNICATIONS"


                              By /s/ D. B. Zimin
                                 ---------------
                                Name:  D. B. Zimin
                                Title: President and Chief Executive Officer


                              By /s/ V. M. Bychenkov
                                 -------------------
                                Name:  V. M. Bychenkov
                                Title: Chief Accountant

                                                                       EXHIBIT A


                                  Endorsement

    The undersigned hereby agrees to the terms and conditions of the Registration Rights Agreement dated as of December 1, 1998 between Telenor East Invest AS, Dr. Dmitri Zimin, Glavsotkom LLC, The Fund for Non-Commercial Programs "Bee Line" and Open Joint Stock Company "Vimpel-Communications", to which this Endorsement is attached, and agrees to be fully bound by the terms and conditions of such Registration Rights Agreement as if the undersigned were an original signatory thereto.


                              _______________________________
                              [Name of Transferee]



                              By_____________________________
                                Name:
                                Title:

                                  SCHEDULE 1


                            Class B Preferred Stock

1.   Class B Preferred Stock shall have a nominal value of 0.1 kopecks.

2. Each holder of the fully paid Class B Preferred Stock shall have the following rights:


     (a) To participate in the GMS with the right to vote on the following issues: (i) liquidation of the Company; (ii) reorganization of the Company; and
(iii) amendment of the Company's charter restricting the rights of the holders of Class B Preferred Stock.

     (b) To participate in the GMS with the right to vote on all issues, if for ten consecutive fiscal years, the GMS fails to adopt a decision to pay dividends on Class B Preferred Stock in full (including the dividends accrued for preceding fiscal years). The voting rights of the holders of Class B Preferred Stock described in this clause (b) shall terminate from the moment of payment in full of all accrued dividends for Class B Preferred Stock.

     (c) To receive dividends which shall be determined as the ruble equivalent of US$ .02 (at the exchange rate of the Central Bank of Russia on the date the GMS adopts a decision to pay dividends for Class B Preferred Stock) plus 15% per annum, compounded on a quarterly basis on the amount of dividends for Class B Preferred Stock which were not paid for the previous fiscal year. A dividend which has not been paid in full or in part based on the result of any fiscal year shall be accrued and added to the amount of dividends to be paid for the following fiscal year. Dividends for Class B Preferred Stock may be paid by the Company only after it pays in full dividends for Class A Preferred Stock.


     (d) In a liquidation of the Company, receive a fixed liquidation value in the amount of 0.1 (zero point one) kopecks per share of Class B Preferred Stock. Liquidation value in respect of Class B Preferred Stock shall be payable after full payment of the liquidation value in respect of Class A Preferred Stock.

3. Decisions with respect to issues referred to in Articles 9.2.2 and 9.2.3. (liquidation of the Company and reorganization of the Company) of the Charter shall be taken if a majority of 75% of the voting shares of each class of shares represented at the GMS and eligible to vote thereon has voted in favor of it. Votes shall be counted separately for each class of voting shares (Common Stock, Class A Preferred Stock and Class B Preferred Stock).